Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
Vestin Group, Inc.
Pursuant to the Offer to Purchase
Dated April 5, 2005
of
Michael V. Shustek
         This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the share certificates representing the shares of common stock, $0.0001 par value per share, of Vestin Group, Inc., a Delaware corporation, and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer, or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, mail or facsimile to the Depositary. See Section 3 in the Offer to Purchase.
The Depositary for the Offer with respect to tendered Shares (the “Depositary”) is:
StockTrans, Inc.
By Overnight Courier, Mail or Hand:
StockTrans, Inc.
44 W. Lancaster Avenue
Ardmore, PA 19003-1350
By Facsimile Transmission: (610) 649-7302
To verify receipt: (610) 649-7300
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF
GUARANTEED DELIVERY TO A FACSIMILE NUMBER OTHER THAN
AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to Michael V. Shustek, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 5, 2005 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, shares of common stock, $0.0001 par value per share (the “Shares”), of Vestin Group, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure for Shares set forth in Section 3 of the Offer to Purchase.
Certificate Numbers (if available)

If Shares will be tendered by book-entry transfer:
Name of Tendering Institution

Account Number

SIGN HERE (Signature)

(Name(s)) (Please Print)

(Address)

(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days of the date of this Notice of Guaranteed Delivery.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Area Code and Telephone Number)
Dated:                     , 2005.
DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL